February 25, 1997

Mr. Richard A. Redeker, President
Prudential Mutual Funds
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4072

Dear Mr. Redeker:

This is to confirm that the client-
auditor relationship between Deloitte &
Touche llp and the following Prudential
Mutual Funds has been terminated:

     The BlackRock Government Income
Trust
     Global Utility Fund, Inc.
     Prudential Allocation Fund
     Prudential California Municipal
Fund
     Prudential Distressed Securities
Fund, Inc.
     Prudential Diversified Bond Fund,
Inc.
     Prudential Dryden Fund
     Prudential Equity Income Fund
     Prudential Europe Growth Fund,
Inc.
     Prudential Global Limited Maturity
Fund, Inc.
     Prudential Institutional Liquidity
Portfolio, Inc.
     Prudential Jennison Series Fund,
Inc.
     Prudential MoneyMart Assets, Inc.
     Prudential Multi-Sector Fund, Inc.
     Prudential Municipal Bond Fund
     Prudential Municipal Series Fund
     Prudential Pacific Growth Fund,
Inc.
     Prudential Special Money Market
Fund, Inc.
     Prudential Structured Maturity
Fund, Inc.
     Prudential World Fund, Inc.
     The Global Total Return Fund, Inc.
     The Target Portfolio Trust

Yours very truly,

DELOITTE & TOUCHE LLP

New York, New York


cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
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     450 5th Street, N.W.
     Washington, D.C.  20549